Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses incurred by Duke Realty Limited Partnership (the “Operating Partnership”) in connection with its issuance and sale of $150 million aggregate principal amount of common stock, $0.01 par value per share (the “Common Stock”) are set forth in the following table:

SEC Registration Fee*	$10,695
Printing and Engraving Costs	$10,000
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$25,000
Total	$120,695

*	On July 31, 2009, the Duke Realty Corporation, the sole general partner of the Operating Partnership (the “Company”), and the Operating Partnership, filed with the Securities and Exchange Commission an Automatic Shelf Registration Statement (the “Registration Statement”) on Form S-3 for the registration of an indeterminate amount of various securities, including, without limitation, debt securities of the Operating Partnership. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company and the Operating Partnership deferred payment of all registration fees at the time of the filing of the Registration Statement. Accordingly, the Company paid a registration fee of $10,695 in connection with the issuance and sale of the Common Stock.